Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On April 19, 2023, the Company entered into an agreement with the holder of the Company’s Senior Convertible Note (the “Holder”) to exchange the $15,230,024 in aggregate principal amount of the Senior Convertible Note outstanding into the new Series C Convertible Preferred Stock (the “Series C Preferred Stock”) as part of the Company’s approved plan of compliance with the Nasdaq Listing Rules.

Prior to the conversion into the Series C Preferred Stock, the Company redeemed $679,976 of the $15,910,000 aggregate principal amount previously outstanding on the Senior Convertible Note. On April 19, 2023, the Company paid $750,000 to the Holder to redeem $679,976 in aggregate principal amount of the Senior Convertible Note and settle the related redemption premium of $51,450 and accrued interest of $168,574, with the additional $150,000 subsequently paid. On April 28, 2023, the Company consummated the exchange of the Senior Convertible Note into Series C Preferred Stock. The exchange resulted in the extinguishment of the Senior Convertible Note and eliminated the related derivative liability that had a fair value of $1,963,933 as of March 31, 2023.

On April 30, 2023, the Company entered into a Securities Purchase Agreement with the Holder. The Securities Purchase Agreement contemplated a direct offering to the Investor of (i) 4,300 shares of new Series D Convertible Preferred Stock (the “Series D Preferred Stock”), $0.001 par value per share, for a price of $1,000 per share, (ii) common warrants to purchase 1,433,333 shares of our Common Stock at a price of $1.96 per share, and (iii) preferred warrants to purchase 4,300 shares of our Series D Preferred Stock at a price of $1,000 per share, for a total gross proceeds to the Company of $4,260,000 before deducting underwriting discounts and commissions. On May 22, 2023, the Company closed the offering of the Series D Preferred Stock.

As a result of the Series C Preferred Stock and Series D Preferred Stock transactions (collectively referred to as “the transactions”), the Company voluntarily prepared the below unaudited pro forma condensed consolidated balance sheet based on historical financial information of the Company at March 31, 2023. The accompanying unaudited pro forma condensed consolidated balance sheet gives effect to the transactions as if they had occurred on March 31, 2023.

The accompanying unaudited pro forma condensed consolidated financial information includes pro forma adjustments that are directly attributable to the transactions and are factually supportable. Pro forma adjustments are presented for informational purposes only and are described in the accompanying notes based on information and assumptions currently available at the time of the filing. The accompanying unaudited pro forma condensed consolidated financial information should be read in conjunction with:

(i)	the historical unaudited condensed consolidated financial statements of the Company for the three and nine months ended March 31, 2023, and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, which are included in the in the Quarterly Report on Form 10-Q filed with the SEC on May 22, 2023;

The unaudited pro forma financial information has been presented for informational purposes only and is not necessarily indicative of what the Company’s results of operations or financial condition would have been had the transactions been completed as of the date presented. The actual financial position may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma transaction accounting adjustments represent management’s estimates based on information available as of the date of the unaudited pro forma balance sheet and are subject to change as additional information becomes available and analyses are performed.

Esports Entertainment Group, Inc.

Consolidated Balance Sheet

March 31, 2023

(Unaudited)

	Historical	Transaction Accounting Adjustments	Notes	Pro Forma
ASSETS
Current assets
Cash	$1,875,758	$4,225,089	(a),(c)	$6,100,847
Restricted cash	972,986	(865,089)	(a)	107,897
Accounts receivable, net	469,183	-		469,183
Receivables reserved for users	776,565	-		776,565
Other receivables	384,688	-		384,688
Prepaid expenses and other current assets	969,175	-		969,175
Total current assets	5,448,355	3,360,000		8,808,355

Equipment, net	30,075	-		30,075
Operating lease right-of-use asset	106,386	-		106,386
Intangible assets, net	14,370,426	-		14,370,426
Goodwill	4,474,475	-		4,474,475
Other non-current assets	4,844	-		4,844
TOTAL ASSETS	$24,434,561	$3,360,000		$27,794,561

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued expenses	$8,895,070	$-		$8,895,070
Liabilities to customers	798,952	-		798,952
Deferred revenue	1,275,971	-		1,275,971
Senior convertible note	15,910,000	(15,910,000)	(a),(b)	-
Derivative liability	1,963,933	(1,963,933)	(b)	-
Current portion of notes payable and other long-term debt	25,723	-		25,723
Operating lease liability - current	99,188	-		99,188
Total current liabilities	28,968,837	(17,873,933)		11,094,904

Warrant liability	1,043,789	-		1,043,789
Operating lease liability - non-current	18,073	-		18,073
Total liabilities	30,030,699	(17,873,933)		12,156,766

Commitments and contingencies
Mezzanine equity:
10% Series A cumulative redeemable convertible preferred stock, $0.001 par value, 1,725,000 authorized, 835,950 shares issued and outstanding, aggregate liquidation preference $9,195,450 at March 31, 2023 and March 31, 2023 Pro Forma	8,007,162	-		8,007,162
Stockholders’ equity (deficit)
Preferred stock $0.001 par value; 10,000,000 shares authorized
Series C Convertible Preferred Stock, $0.001 par value, 20,000 authorized, 15,230 shares issued and outstanding at March 31, 2023 pro forma	-	15,230,024	(b)	15,230,024
Series D Convertible Preferred Stock, $0.001 par value, 10,000 authorized, 4,300 shares issued and outstanding at March 31, 2023 pro forma	-	1,441,846	(c)	1,441,846
Common stock $0.001 par value; 500,000,000 shares authorized, 3,262,303 shares issued and outstanding as of March 31, 2023 and March 31, 2023 pro forma	3,262	-		3,262
Additional paid-in capital	171,821,858	2,818,154	(c)	174,640,012
Accumulated deficit	(180,635,674)	1,743,909	(a),(b)	(178,891,765)
Accumulated other comprehensive loss	(4,792,746)	-		(4,792,746)
Total stockholders’ equity (deficit)	(13,603,300)	21,233,933		7,630,633
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$24,434,561	$3,360,000		$27,794,561

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Esports Entertainment Group, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1. Description of the Transactions

On April 19, 2023, the Company entered into an agreement with the Holder to convert the $15,230,024 in aggregate principal amount of the Senior Convertible Note outstanding into the new Series C Preferred Stock as part of the Company’s approved plan of compliance with the Nasdaq Listing Rules.

Prior to the conversion into the Series C Preferred Stock, the Company redeemed $679,976 of the $15,910,000 previously outstanding on the Senior Convertible Note following the Exchanges and the impact of the Amendment and Exchanges. On April 19, 2023, the Company paid $750,000 to the Holder to redeem the $679,976 and settle the related redemption premium of $51,450 and accrued interest of $168,574, with the additional $150,000 subsequently paid. The conversion resulted in the extinguishment of the Senior Convertible Note and eliminated the related derivative liability that had a fair value of $1,963,933 as of March 31, 2023.

On April 30, 2023, the Company entered into and on May 22, 2023 subsequently closed a Securities Purchase Agreement with the Holder. The Securities Purchase Agreement contemplates a direct offering to the Investor of (i) 4,300 shares of the new Series D Preferred Stock, $0.001 par value per share, for a price of $1,000 per share, (ii) common warrants to purchase 1,433,333 shares of our Common Stock at a price of $1.96 per share, and (iii) preferred warrants to purchase 4,300 shares of our Series D Preferred Stock at a price of $1,000 per share, for a total gross proceeds to the Company of $4,260,000 before deducting underwriting discounts and commissions.

2. Transaction Accounting Adjustments

(a)	Represents the redemption of $679,976 of the $15,910,000 previously outstanding on the Senior Convertible Note at March 31, 2023. On April 19, 2023, the Company paid $750,000 to the Holder to redeem the $679,976 and settle the related redemption premium of $51,450 and accrued interest of $168,574, with the additional $150,000 subsequently paid;

(b)	Represents the conversion of the $15,230,024 of the remaining Senior Convertible Note to Series C Preferred Stock(1) and the elimination derivative liability that had a fair value of $1,963,933 as of March 31, 2023; and

(c)	Represents the cash consideration and recognition of the Series D Preferred Stock on the May 22, 2023 closing of a new Series D Preferred Stock(1) of $4,260,000. This resulted in the recognition of the common warrants that were preliminarily valued at $2,818,154 using Black Scholes valuation method as of March 31, 2023, recorded in additional paid in capital sheet and the remaining $1,441,846 was recorded as the fair value of the Series D Preferred Stock in the unaudited pro forma balance sheet.

(1)	The aggregate liquidation preference for the Series C Preferred Stock and the Series D Preferred Stock is defined in each Certificate of Designations as - Liquidation, Dissolution, Winding-Up. In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its shareholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any of shares of Junior Stock, but pari passu with any Parity Stock then outstanding, an amount per Preferred Share equal to the greater of (A) 125% of the Conversion Amount of such Preferred Share on the date of such payment and (B) the amount per share such Holder would receive if such Holder converted such Preferred Share into Common Stock (at the Alternate Conversion Price then in effect) immediately prior to the date of such payment, provided that if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of Parity Stock, then each Holder and each holder of Parity Stock shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder and such holder of Parity Stock as a liquidation preference, in accordance with their respective Certificate of Designations (or equivalent), as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Shares and all holders of shares of Parity Stock.